Exhibit 99

                     February 12, 2021

Dominion Energy Announces Fourth-Quarter and Full-Year 2020 Earnings

•	Fourth-quarter 2020 GAAP net income of $0.82 per share; operating earnings of $0.81 per share
•	Full-year 2020 GAAP net loss of $0.57; operating earnings of $3.54 per share
•	Company initiates 2021 operating earnings guidance of $3.70 to $4.00 per share

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced an unaudited net income determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended Dec. 31, 2020, of $682 million ($0.82 per share) compared with a net gain of $1.0 billion ($1.21 per share) for the same period in 2019.  Reported earnings were a net loss, for the 12 months ended Dec. 31, 2020, of $401 million ($0.57 per share) compared with a net gain of $1.4 billion ($1.62 per share) for the same period in 2019.

Operating earnings for the three months ended Dec. 31, 2020, were $672 million ($0.81 per share), compared with operating earnings of $852 million ($1.02 per share) for the same period in 2019. Operating earnings for the 12 months ended Dec. 31, 2020, were $3.0 billion ($3.54 per share) compared with operating earnings of $2.9 billion ($3.53 per share) for the same period in 2019.

The difference between GAAP and operating earnings for the 12 months ended Dec. 31, 2020, was primarily attributable to a net loss from discontinued operations associated with the sale of the Gas Transmission & Storage segment and the cancellation of the Atlantic Coast Pipeline project and charges associated with the planned early retirement of electric generation facilities in Virginia.

Operating earnings are defined as reported earnings adjusted for certain items.  Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Guidance

Dominion Energy expects 2021 operating earnings in the range of $3.70 to $4.00 per share.

First-quarter 2021 operating earnings are expected to be in the range of $1.00 to $1.15 per share.

Webcast today

The company will host its fourth-quarter 2020 earnings call at 10 a.m. ET on Friday, Feb. 12, 2021.  Management will discuss matters of interest to financial and other stakeholders including recent financial results.  The call is expected to last between 60 and 90 minutes.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals that prefer to join via telephone, domestic callers should dial 1-800-341-6228 and international callers should dial 1-334-777-6993.  The passcode for the telephonic earnings call is 26118983#.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day Feb. 12.  A telephonic replay of the earnings call will be available beginning at about 2 p.m. ET on Feb. 12.  Domestic callers may access the recording by dialing 1-877-919-4059.  International callers should dial 1-334-323-0140.  The PIN for the replay is 21194578.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or extreme weather events and other natural disasters.  At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

About Dominion Energy

More than 7 million customers in 16 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to sustainable, reliable, affordable and safe energy and to achieving net zero carbon dioxide and methane emissions from its power generation and gas infrastructure operations by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements, including forecasted operating earnings first-quarter and full-year 2021 and beyond which are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to regulated rates collected by Dominion Energy; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; changes to federal, state and local environmental laws and regulations, including those related to climate change; cost of environmental compliance; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; the expected timing and likelihood of completion of the proposed sale of Dominion Energy Questar Pipeline to Berkshire Hathaway Energy, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms.  Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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CONTACTS:      Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com

                   Financial analysts: Steven Ridge, (804) 929-6865 or Steven.D.Ridge@dominionenergy.com

Dominion Energy, Inc.
Consolidated Statements of Income*
Unaudited (GAAP Based)
(millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Operating Revenue	$3,521	$3,895	$14,172	$14,401
Operating Expenses
Electric fuel and other energy-related purchases	485	635	2,243	2,885
Purchased electric capacity	17	14	53	88
Purchased gas	328	440	889	1,560
Other operations and maintenance [1]	1,046	1,115	5,729	5,158
Depreciation, depletion and amortization	581	570	2,332	2,283
Other taxes	208	185	871	883
Total operating expenses	2,665	2,959	12,117	12,857

Income from operations	856	936	2,055	1,544

Other income	406	285	733	811
Interest and related charges	241	353	1,377	1,486
Income from continuing operations including noncontrolling interests before income tax expense	1,021	868	1,411	869
Income tax expense	206	48	83	209

Net Income from continuing operations including noncontrolling interests	815	820	1,328	660

Net Income (loss) from discontinued operations including noncontrolling interests	(125)	190	(1,878)	716

Net Income (loss) including noncontrolling interests	$690	$1,010	$(550)	$1,376
Noncontrolling interests	8	1	(149)	18

Net Income (loss) attributable to Dominion Energy	$682	$1,009	$(401)	$1,358

Reported Income per common share from continuing operations - diluted	$0.98	$0.99	$1.82	$0.75
Reported Income (loss) per common share from discontinued operations - diluted	(0.16)	0.22	(2.39)	0.87
Reported earnings (loss) per common share - diluted	$0.82	$1.21	$(0.57)	$1.62
Average shares outstanding, diluted	812.8	826.3	831.0	808.9

1) Includes impairment of assets and related charges and gains on sale of assets.
* The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited
(millions, except per share amounts)	Three months ended December 31,
	2020	2019	Change
REPORTED EARNINGS[1]	$682	$1,009	$(327)
Pre-tax loss (income)[2]	(452)	(24)	(428)
Income tax[2]	442	(133)	575
Adjustments to reported earnings	(10)	(157)	147

OPERATING EARNINGS	$672	$852	$(180)
By segment:
Dominion Energy Virginia	412	403	9
Gas Distribution	185	173	12
Dominion Energy South Carolina	93	98	(5)
Contracted Assets	107	164	(57)
Corporate and Other	(125)	14	(139)
	$672	$852	$(180)

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$0.82	$1.21	$(0.39)
Adjustments to reported earnings (after tax)	(0.01)	(0.19)	0.18
OPERATING EARNINGS	$0.81	$1.02	$(0.21)
By segment:
Dominion Energy Virginia	0.51	0.49	0.02
Gas Distribution	0.23	0.21	0.02
Dominion Energy South Carolina	0.11	0.12	(0.01)
Contracted Assets	0.13	0.20	(0.07)
Corporate and Other	(0.17)	-	(0.17)
	$0.81	$1.02	$(0.21)
Common Shares Outstanding (average, diluted)	812.8	826.3

(millions, except per share amounts)	Twelve months ended December 31,
	2020	2019	Change
REPORTED EARNINGS[1]	$(401)	$1,358	$(1,759)
Pre-tax loss (income)[2]	4,120	1,943	2,177
Income tax[2]	(713)	(426)	(287)
Adjustments to reported earnings	3,407	1,517	1,890

OPERATING EARNINGS	$3,006	$2,875	$131
By segment:
Dominion Energy Virginia	1,891	1,786	105
Gas Distribution	560	487	73
Dominion Energy South Carolina	419	430	(11)
Contracted Assets	402	460	(58)
Corporate and Other	(266)	(288)	22

	$3,006	$2,875	$131

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$(0.57)	$1.62	$(2.19)
Adjustments to reported earnings (after tax)	4.11	1.91	2.20
OPERATING EARNINGS	$3.54	$3.53	$0.01
By segment:
Dominion Energy Virginia	2.28	2.21	0.07
Gas Distribution	0.67	0.60	0.07
Dominion Energy South Carolina	0.51	0.53	(0.02)
Contracted Generation	0.48	0.57	(0.09)
Corporate and Other	(0.40)	(0.38)	(0.02)
	$3.54	$3.53	$0.01
Common Shares Outstanding (average, diluted)	831.0	808.9

1) Determined in accordance with Generally Accepted Accounting Principles (GAAP).

2) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.

3) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended December 31, 2020.  For the twelve months ended December 31, 2020, the fair value adjustment required for the diluted reported earnings per share calculation was $11 million.  For the three months and twelve months ended December 31, 2019, the fair value adjustment required for the diluted reported earnings per share calculation was $1 million and $28 million, respectively. In each quarter of 2020, the calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units entered in June 2019 and $9 million associated with the Series B preferred stock equity units entered in December 2019. See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2020 Reported Earnings to Operating Earnings

2020 Earnings (Twelve months ended December 31, 2020)

The $4.1 billion pre-tax net effect of the adjustments included in 2020 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$2.4 billion net loss from discontinued operations associated with the sale of the Gas Transmission & Storage segment as well as the cancellation of the Atlantic Coast Pipeline project.
●

$840 million of charges primarily relating to the planned early retirement of electric generation facilities in Virginia and $257 million of charges for expected customer credit reinvestment offset and customer arrears forgiveness for Virginia utility customers.

●

$626 million for an impairment charge attributable to Dominion Energy’s interests in certain merchant solar generation facilities and a contract termination charge in connection with the sale of Fowler Ridge.

●	$238 million of merger and integration-related costs associated with the SCANA Combination, including $117 million associated with litigation.

(millions, except per share amounts)	1Q20	2Q20	3Q20	4Q20	YTD 2020	[3]
Reported earnings (loss)	($270)	($1,169)	$356	$682	($401)
Adjustments to reported earnings [1]:
Pre-tax loss (income)	1,265	2,448	859	(452)	4,120
Income tax	(207)	(649)	(299)	442	(713)
	1,058	1,799	560	(10)	3,407
Operating earnings	$788	$630	$916	$672	$3,006
Common shares outstanding (average, diluted)	838.2	839.4	833.8	812.8	831.0
Reported earnings (loss) per share [2]	($0.34)	($1.52)	$0.41	$0.82	($0.57)
Adjustments to reported earnings per share [2]	1.26	2.25	0.67	(0.01)	$4.11
Operating earnings per share [2]	$0.92	$0.73	$1.08	$0.81	$3.54

1) Adjustments to reported earnings are reflected in the following table:
	1Q20	2Q20	3Q20	4Q20	YTD 2020
Pre-tax loss (income):
Discontinued operations - Gas Transmission & Storage segment *	(161)	2,691	90	(217)	2,403
Regulated asset retirements and other charges	768	44	200	96	1,108
Charges associated with interests in merchant renewable generation facilities	0	0	626	0	626
Merger and integration-related costs	51	22	77	88	238
Net (gain) loss on NDT funds	538	(393)	(190)	(290)	(335)
Liability management and financing	31	18	13	0	62
Mark-to-market impact of economic hedging activities	37	32	(46)	(140)	(117)
Other **	1	34	89	11	135
	$1,265	$2,448	$859	($452)	$4,120
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings ***	(224)	(649)	(230)	442	(661)

Other	17	0	(69)	0	(52)
	($207)	($649)	($299)	$442	($713)

* Amount excludes the 50% interest in Cove Point retained by the Company.
** Includes social justice commitments and Tropical Storm Isaias.

*** Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended March 31, September 30 or December 31. For the three months ended June 30, the fair value adjustment required for diluted reported earnings per share calculation was $92 million. For the twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $11 million. In each quarter of 2020, the calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units entered in June 2019 and $9 million associated with the Series B preferred stock equity units entered in December 2019. See Forms 10-Q and 10-K for additional information.

3) YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

Schedule 3 - Reconciliation of 2019 Reported Earnings to Operating Earnings

2019 Earnings (Twelve months ended December 31, 2019)

The $1.9 billion pre-tax net effect of the adjustments included in 2019 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●

$2.4 billion of merger and integration-related costs associated with the SCANA Combination, primarily reflecting $1 billion for refunds of amounts previously collected from retail electric customers of Dominion Energy South Carolina (DESC) for the NND Project, $383 million associated with a voluntary retirement program (which includes $111 million for employee benefit plan curtailment), and $641 million associated with litigation.

●

$769 million of charges at our regulated entities, primarily consisting of the retirement of electric generation facilities in cold reserve and certain automated meters and a purchase power contract termination.

●	$612 million of net income from discontinued operations primarily associated with the sale of the Gas Transmission & Storage segment.
●

$113 million benefit from the revision of certain asset retirement obligations for ash ponds and landfills at certain utility generation facilities, in connection with the enactment of Virginia legislation in March.

●	$553 million net gain related to our investments in nuclear decommissioning trust funds.

Dominion Energy also recorded $194 million tax charge for certain income tax-related regulatory assets acquired in the SCANA Combination for which Dominion Energy committed to forgo recovery.

(millions, except per share amounts)	1Q19	2Q19	3Q19	4Q19	YTD 2019	[3]
Reported earnings (loss)	($680)	$54	$975	$1,009	$1,358
Adjustments to reported earnings [1]:
Pre-tax loss (income)	1,484	504	(21)	(24)	1,943
Income tax	(111)	(174)	(8)	(133)	(426)
	1,373	330	(29)	(157)	1,517
Operating earnings	$693	$384	$946	$852	$2,875
Common shares outstanding (average, diluted)	793.1	802.5	813.0	826.3	808.9
Reported earnings (loss) per share [2]	($0.86)	$0.07	$1.17	$1.21	$1.62
Adjustments to reported earnings per share [2]	1.73	0.41	(0.02)	(0.19)	1.91
Operating earnings per share [2]	$0.87	$0.48	$1.15	$1.02	$3.53

1) Adjustments to reported earnings are reflected in the following table:
	1Q19	2Q19	3Q19	4Q19	YTD 2019
Pre-tax loss (income):
Merger and integration-related costs	1,428	497	59	376	2,360
Regulated asset and contract retirements/terminations	547	197	47	(22)	769
Discontinued operations - Gas Transmission & Storage segment *	(154)	(117)	(125)	(216)	(612)
Revision to ash pond and landfill closure costs	(113)	0	0	0	(113)
Net gain on NDT funds	(253)	(83)	(28)	(189)	(553)
Other	29	10	26	27	92

	$1,484	$504	($21)	($24)	$1,943
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings **	(279)	(174)	(8)	(145)	(606)
Write-off EDIT regulatory assets (SCANA)	198	0	0	(4)	194
Other	(30)	0	0	16	(14)
	($111)	($174)	($8)	($133)	($426)

* Amount excludes the 50% interest in Cove Point retained by the Company.

** Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended June 30. For the three months ended September 30, the fair value adjustment required for diluted reported earnings per share calculation was $13 million. For the three and twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $1 million and  $28 million, respectively. The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million per quarter associated with  the Series A preferred stock equity units entered in June of 2019 and $2 million associated with the Series B preferred stock equity units entered  in December of 2019. See Forms 10-Q and 10-K for additional information.

3) YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

Schedule 4 - Reconciliation of 2020 Earnings to 2019

Preliminary, Unaudited	Three Months Ended		Twelve Months Ended
(millions, except EPS)	December 31,		December 31,
	2020 vs. 2019		2020 vs. 2019
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Change in reported earnings (GAAP)	($327)	($0.39)	($1,759)	($2.19)

Change in Pre-tax loss (income) [1]	(428)		2,177
Change in Income tax [1]	575		(287)
Adjustments to reported earnings	$147	$0.18	$1,890	$2.20

Change in consolidated operating earnings	($180)	($0.21)	$131	$0.01

Dominion Energy Virginia
Regulated electric sales:
Weather	($24)	($0.03)	($74)	($0.09)
Other	(2)	0.00	(20)	(0.02)
Rider equity return	11	0.01	87	0.10
Electric capacity	(5)	(0.01)	22	0.03
Select operations and maintenance expense[2]	14	0.02	61	0.08
Depreciation & amortization	9	0.01	42	0.05
Renewable energy investment tax credits	29	0.04	19	0.02
Other	(23)	(0.03)	(32)	(0.04)
Share dilution		0.01		(0.06)
Change in contribution to operating earnings	$9	$0.02	$105	$0.07

Gas Distribution
Regulated gas sales:
Weather	($1)	(0.00)	($2)	(0.00)
Other	(1)	(0.00)	11	0.01
Select operations and maintenance expense[2]	2	0.00	14	0.02
Interest expense, net	11	0.01	36	0.04
Other	1	0.00	14	0.02
Share dilution		0.00		(0.02)
Change in contribution to operating earnings	$12	$0.02	$73	$0.07

Dominion Energy South Carolina
Regulated electric sales:
Weather	$8	$0.01	($15)	($0.02)
Other	(17)	(0.02)	(8)	(0.01)
Regulated gas sales	4	0.00	12	0.02
Interest expense, net	(3)	(0.00)	17	0.02
Other	3	0.00	(17)	(0.02)

Share dilution		0.00		(0.01)
Change in contribution to operating earnings	($5)	($0.01)	($11)	($0.02)

Contracted Assets
Margin	($35)	($0.04)	($46)	($0.06)
Select operations and maintenance expense[2]	(30)	($0.04)	(29)	($0.04)
Renewable energy investment tax credits	10	$0.01	17	$0.02
Interest expense, net	0	$0.00	13	$0.02
Other	(2)	(0.00)	(13)	($0.02)
Share dilution		$0.00		($0.01)
Change in contribution to operating earnings	($57)	($0.07)	($58)	($0.09)

Corporate and Other
Share dilution and other	($139)	($0.17)	$22	($0.02)
Change in contribution to operating earnings	($139)	($0.17)	$22	($0.02)

Change in consolidated operating earnings	($180)	($0.21)	$131	$0.01

Change in adjustments included in reported earnings[1]	($147)	($0.18)	($1,890)	($2.20)

Change in consolidated reported earnings	($327)	($0.39)	($1,759)	($2.19)

1) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.

2) Includes salaries, wages, and benefits and outage expenses (DEV and Contracted Assets segments).
Note: Figures may not sum due to rounding